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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)..........July 19, 2000


                             BLACKHAWK BANCORP, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


        Wisconsin                     0-18599                  39-1659424
----------------------------   ------------------------    ---------------------
(State or other jurisdiction   (Commission File Number)    (IRS Employer Number)
 of incorporation)

             400 Broad Street, Beloit, WI                    53511
             ----------------------------                    -----
             (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (608) 364-8911
                                                           --------------



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Item 5.  Other Events.

At the regular monthly meeting of the Board of Directors of Blackhawk Bancorp, Inc. (the "Registrant") held July 19, 2000, non-employee directors Sunil Puri and Charles J. Howard were appointed to fill vacant positions on the Board of Directors of the Registrant. Mr. Puri fills the vacancy created in May of this year when Mr. Jesse Calkins did not stand for re-election due to a pending retirement. Mr. Howard fills the seat vacated by Vice President and Secretary James P. Kelley earlier in July of this year. Mr. Kelley resigned his seat on the Board of Directors, which was scheduled to run through May 2001, in order to allow the Registrant to fulfill its strategic objective of appointing non-employee directors from the service region into which the Registrant's subsidiary has been expanding. Although Mr. Kelley resigned his board seat, he remains an employee of the Registrant's subsidiary, Blackhawk State Bank, and continues to serve in his capacity as the Registrant's Secretary. The Company issued a press release dated August 1, 2000, announcing the appointments which is attached as an exhibit.


Item 7.  Financial Statements and Exhibits

Exhibit                                   Incorporated by         Filed
Number          Description               Reference to            Herewith


1.1             Press Release Dated
                August 1, 2000                                        X








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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            BLACKHAWK BANCORP, INC.


Date:  August 3, 2000                       By:  /S/ Dennis M. Conerton
                                            ---------------------------
                                            Dennis M. Conerton
                                             President
                                             Chief Executive Officer